The Fund will furnish a copy of the Agreement and Declaration of Trust and Bylaws to the holder of this certificate without charge upon written request.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent	Abbreviation	Equivalent
JT TEN	As joint tenants, with right of	TEN IN COM	As tenants in common
	survivorship and not as tenants in	TEN BY ENT	As tenants by the entireties
	common	UNIF TRANSFERS MIN ACT	Uniform Transfers to Minors Act

Abbreviation	Equivalent	Abbreviation	Equivalent
ADM	Administrator(s)	FDN	Foundation
	Administratrix	PL	Public Law
AGMT	Agreement	TR	(As) trustee(s), for, of
CUST	Custodian for	UA	Under Agreement
EST	Estate, Of estate of	UW	Under will of, Or will, of
EX	Executor(s), Executrix		Under last will & Testament
FBO	For the benefit of

Additional abbreviations may also be used though not in the above list.

TRANSFER FORM

FOR VALUE RECEIVED,                                                                                                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address (including postal zip code of assignee)

______________________________________________________________________ Common Shares of Beneficial Interest represented by this Certificate and do hereby irrevocably constitute and appoint

__________________________________________________________________________________________ Attorney, to transfer said shares on the books of the Fund with full power of substitution in the premises.

Dated:

Signature(s) _________________________________________

(The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign).

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

IMPORTANT NOTICE:

When you sign your name to the Transfer Form without filling in the name of your “Assignee” this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the “Assignee” space.

Alternatively, instead of using this Transfer Form, you may sign a separate “stock power” form and then mail the unsigned certificate and the signed “stock power” in separate envelopes. For added protection, use registered mail for a certificate.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: OCTOBER 5, 2010 STONE HARBOR EMERGING MARKETS WO 2473 BK
SALES: DENISE LITTLE 931-490-1706	OPERATOR: JB
NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:          OK AS IS          OK WITH CHANGES          MAKE CHANGES AND SEND ANOTHER PROOF